Exhibit 99.1

CONFIDENTIAL SEPARATION AGREEMENT

This Agreement dated as of June 1, 2008 is entered into between David E. Gable, (“Executive”) and KEMET Corporation, a Delaware corporation (“KEMET” or the “Company”).

WHEREAS, Executive is currently Executive Vice President & Chief Financial Officer;

WHEREAS, Executive has announced his resignation from the Company, effective September 30, 2008, or earlier upon mutual agreement of the Executive and the Company.

WHEREAS, Executive and the Company have agreed on certain payments to be made to Executive and for Executive to enter into certain agreements with the Company, all as more fully set forth below.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.               Continuation of Payments of Base Salary.  The Company agrees to pay Executive, on its regularly scheduled paydays, as separation pay an amount of $29,166.67 per month, with such payments ending on the earlier of (w) December 31, 2008, (x) ninety days following the date of the actual resignation, (y) the date as of which Executive begins employment, in any capacity, with another Person, and (z) the date that Executive breaches any provision of this Separation Agreement.  In addition, if, but only if, Executive has not breached any provisions of the Separation Agreement during the preceding three month period beginning on the earlier of (y) October 1, 2008, or (z) ninety days following the date of the actual resignation, Executive will be eligible for a one-time lump sum payment in the amount of $262,500.00 on the earlier of (y) January 31, 2009, or (z) one hundred and twenty days from the date of the actual resignation. Executive shall not be entitled to any payments in respect of any bonus under the Company’s Executive Bonus Plan, Long-term Incentive Compensation Plan, or any other compensation or benefit plans of the Company.  For purposes of this Separation Agreement, “Person” will be broadly defined to include any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

2.               Non-Disclosure of Confidential Information.  Executive promises and represents that he has not disclosed or used any Confidential Information while he was employed by KEMET Corporation (except to the extent he was required to disclose or use such Confidential Information in the performance of his assigned duties for the Company).  Executive further promises and represents that after his employment at KEMET Corporation, Executive will not disclose or use any Confidential Information for any purpose whatsoever.  Executive will continue to use his best efforts to safeguard the Confidential Information and protect it against disclosure, misuse, espionage, loss or theft.

(a)           “Confidential Information.”  shall mean all information (whether or not specifically labeled or identified as “confidential”), in any form or medium, that is or was disclosed to, or developed or learned by, Executive and that relates to the business, products, services, research or development of KEMET Corporation and its Subsidiaries, or their respective suppliers, distributors or customers.  “Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.  Confidential Information shall include the following:

(i)           internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods);

(ii)          identities of, individual requirements of, specific contractual arrangements with, and information about, the Company’s or its Subsidiaries’ suppliers, distributors and customers and their confidential information;

(iii)         compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; and

(iv)        trade secrets, ideas, inventions, designs, developments, devices, methods and processes (whether or not patented, patentable or reduced to practice).

(b)           Confidential Information shall not include information that Executive can clearly demonstrate has been published in a form generally available to the public prior to the date upon which Executive proposes to disclose such information.  Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

3.               Company Ownership of Intellectual Property.  Executive hereby assigns to the Company all right, title, and interest in and to any Intellectual Property conceived, contributed to or made by Executive at any time during his employment with the Company (whether alone or jointly with others) to the extent such Intellectual Property is not owned by the Company as a matter of law.  Executive agrees that he shall promptly and fully communicate to the Company all such Intellectual Property and shall cooperate with the Company to protect the Company’s interests in such Intellectual Property.  This cooperation shall include providing assistance to the Company in securing patent protection and copyright registrations and signing all documents reasonably requested by the Company, even if such request occurs after resignation of his employment with the Company.  “Intellectual Property” shall mean patent applications, copyrightable works, mask works, and applications for registration related thereto, all Confidential Information, and all other intellectual property rights created, conceived or owned by, the Company.

4.               Return of Materials.  Executive acknowledges and represents that as of the date of the cessation of his employment with the Company, Executive has returned to the Company all copies of Confidential Information in his possession or control, including all laptop computers, computer drives (internal and external), computer disks, written records, manuals, lab notebooks, computer printouts, customer and supplier lists, and all other materials containing any Confidential Information.

5.               Assignment of Intellectual Property.  Executive hereby acknowledges and agrees that any Intellectual Property contributed to, or conceived or made by, Executive (whether alone or jointly with others) within twelve months after his employment with the Company ends may have been conceived or made in significant part during, or as a result of, Executive’s employment with the Company.  Accordingly, Executive agrees that such Intellectual Property will be presumed to have been conceived or made during the period of his employment with the Company, unless and until he establishes the contrary, and he hereby assigns such Intellectual Property to the Company.

6.               Release by Executive.

(a)           Executive (for himself, his heirs, assigns or executors) releases and forever discharges the Company, any of its affiliates, and its and their directors, officers, agents and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys’ fees, liabilities of whatever kind or nature in law or equity, by statute or otherwise whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date this letter agreement becomes effective and enforceable, (“Claims”) of any kind, which relate in any way to Executive’s employment with the Company or the termination of that employment, except those arising out of the performance of this letter agreement and Executive’s rights under the employee benefit plans of the Company.  Such released claims include, without in any way limiting the generality of the foregoing language, any and all claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII or the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended; or the South Carolina Human Rights Act.

(b)           In signing this Separation Agreement, Executive acknowledges that he intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied.  Executive expressly consents that this Separation Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  Executive acknowledges and agrees that this waiver is an essential and material term of this Separation Agreement and without such waiver the Company would not have made the Severance Payments described in paragraph 1.  Executive further agrees that in the event he brings his own

Claim in which he seeks damages against the Company, or in the event he seeks to recover against the Company in any Claim brought by a governmental agency on his behalf, this release shall serve as a complete defense to such Claims.

(c)           By signing this Separation Agreement, Executive acknowledges that he:

(i)           has been given twenty-one days after receipt of this Separation  Agreement within which to consider it;

(ii)          has carefully read and fully understands all of the provisions of this Separation Agreement;

(iii)         knowingly and voluntarily agrees to all of the terms set forth in this Separation Agreement;

(iv)        knowingly and voluntarily agrees to be legally bound by this Separation Agreement;

(v)         has been advised and encouraged in writing (via this Separation Agreement) to consult with an attorney prior to signing this Separation Agreement; and

(vi)        understands that this Separation Agreement, including the release, shall not become effective and enforceable until the eighth day following execution of this Separation Agreement, and that at any time prior to the effective day he can revoke this Separation Agreement.

7.               Non-Competition.

(a)           Executive represents and agrees that from the date hereof until September 30, 2009 (such period is referred to as the “Non-Competition Period”), Executive shall not, directly or indirectly, either for himself or for any other Person, participate in any business or enterprise which is in competition with the Business as conducted or proposed to be conducted by the Company or a Subsidiary as of the date Executive’s employment with KEMET Corporation ends.  “Business” means, as of the date hereof, the business of developing, manufacturing, marketing, or selling tantalum capacitors, multilayer ceramic capacitors, aluminum electrolytic capacitors, paper capacitors or film capacitors and shall include any other business engaged in or proposed to be engaged in by the Company or a Subsidiary as of the date Executive’s employment with KEMET Corporation ends. For purposes of this Agreement, the term “Participate” includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term “Participate” shall not include ownership of less than one percent of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market.  Executive agrees that this non-competition covenant is reasonable with respect to its duration, geographical area and scope.

(b)           During the Non-Competition Period, Executive agrees not to (i) sell or manufacture, or Participate in the sale or manufacture of, products of the type sold or manufactured by the Company or any of its Subsidiaries, (ii) solicit or attempt to solicit any customer of the Company or any of its Subsidiaries to purchase products of the type sold by the Company or any of its Subsidiaries from any Person other than the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any customer, (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of the Company or any of its Subsidiaries to cease doing business with them, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any such supplier or other business relation, or (iv) recruit or hire or attempt to recruit or hire any individual employed by the Company or any of its Subsidiaries (other than employees who shall have been discharged or laid off by the Company or any of its Subsidiaries) or encourage any individual employed by the Company or any of its Subsidiaries to terminate such employment, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any of their employees.

(c)           In the event that Executive is alleged to have breached or otherwise violated any of the provisions of this paragraph 7, prior to January 31, 2009, the Non-Competition Period described above will be tolled until such alleged breach or violation is resolved.  In the event that Executive is alleged to have breached or otherwise violated any of the provisions of this paragraph 7, after February 1, 2009, the Executive agrees to repay the entire lump sum payment until the alleged breach or violation is resolved. Executive agrees that this restriction is reasonable.

(d)           If, at the time of enforcement of any of the provisions of this paragraph 7, a court or arbitration panel holds that the restrictions stated therein are unreasonable under the circumstances then existing, Executive agrees that the maximum period, scope, or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

(e)           Executive agrees that the covenants he has made in this paragraph 7 shall be construed as an agreement independent of any other provision of this Separation Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Separation Agreement.

(f)            The Company agrees that none of the prohibitions detailed in this paragraph 7 shall prevent Executive from accepting employment, in any capacity, with a current or future customer of the company or a distributor of electronic components that sell capacitors manufactured by the Company or one of its competitors..  However, Executive agrees that all other provisions of this Separation Agreement would still remain in full force and effect.

8.             Continuation of Health, Group Life and Disability Insurance.  The Company agrees to continue Executive’s current medical and dental insurance coverage under provisions of COBRA.  The Company agrees to pay Executive for the cost of COBRA coverage, for a period beginning on the date hereof and ending on the earlier of (w)  March 31, 2009, (x) six months from the date of actual resignation, (y) such time as Executive is employed, in any capacity, by any Person, and (z) the date COBRA coverage otherwise terminates.

9.             Unemployment Compensation.  The Company agrees that no provisions of this agreement shall be construed to prohibit the Executive from filing or receiving unemployment compensation from the State of South Carolina Unemployment Security Commission.  It will be the responsibility of the Executive to file for unemployment compensation, and any ruling of the Commission will not be challenged by the Company.

10.           Deferred Compensation Plan.    For the period beginning on the date hereof, the Executive shall no longer be eligible to participate in either of the Company’s existing deferred compensation plan or defined contribution 401k plan.  The distribution of any funds held by the Executive in either plan will be governed by the rules of each respective plan.

11.           Non-Disparagement of Company.  Executive warrants, represents, and agrees that  he will not make any negative or damaging statements (either orally or in writing) about the Company, including any of its Subsidiaries and the officers and employees of the Company , to anyone, including but not limited to any distributor, supplier, competitor, or customer of the Company or any of its Subsidiaries.

12.         No Other Agreement.  This Separation Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and Executive acknowledges that the Company made no warranties, promises, or representations of any kind, express or implied, upon which Executive has relied in entering into this Separation Agreement.  In addition, if any terms or provisions of this Separation Agreement conflict with or are inconsistent with any existing Company policy or practice, the terms of this Separation Agreement shall supercede such policy or practice and control.  The terms and conditions of this Separation Agreement are contractual and not a mere recital.  No part of this Separation Agreement may be changed except in writing executed by a duly authorized representative of KEMET Corporation and by Executive.  Even if the Company waives Executive’s compliance with or breach of a part of this Separation Agreement, Executive understands and agrees that such an act shall not constitute a waiver by the Company of any other time or any other provisions or conditions of this Separation Agreement.  This Separation Agreement shall further serve to terminate the Change in Control Severance Compensation Agreement and the Change in Control Retention Agreement between Executive and the Company.  Executive shall have 90 days from the date hereof to exercise any vested stock options, following which time such stock options shall expire.

13.           Binding in Fact.  This Separation Agreement shall be binding upon and inure to the benefit of the Company and Executive and the heirs, executors, administrators, successors and assigns of each party.

14.           Governing Law; Severability.  The validity, interpretation, construction and performance of this Separation Agreement shall be governed by the laws of the State of South Carolina.  The invalidity or unenforceability of any provisions of this Separation Agreement shall not affect the validity or enforceability of any other provision of this Separation Agreement, which shall remain in full force and effect.

15.         Non-Compliance.  Executive acknowledges and agrees that the Company would suffer irreparable and continuing harm for which the Company would have no adequate legal remedy if Executive breached any of the covenants or agreements, or failed to comply with any term or provision, contained in this Separation Agreement.  Executive further agrees that if Executive breaches any such covenant or agreement or fails to comply with any term or provision of this Separation Agreement, Executive shall forfeit all right to any further payments of the separation pay described in paragraph 1, and that in the event the Company has reasonable grounds to believe that there has been a breach prior to January 31, 2009, the Company will then have the right to withhold from Executive any further payments of such separation pay, or if the alleged breach occurs after February 1, 2009, then Executive agrees to repay the lump sum payment received on January 31, 2009, and to proceed against Executive in a court of law or before an arbitration panel for additional breach-of-contract damages, other damages, and/or injunctive relief.  In addition, notwithstanding any other provision in this Separation Agreement, in the event that Executive initiates any action, suit or proceeding against the Company, or any of its officers, directors, employees or agents, or publicly threatens any such action, suit or proceeding (other than an action, suit or proceeding specifically limited to enforcing a provision of this Separation Agreement), Executive shall forfeit all rights to any further payments of the separation pay described in paragraph 1 of this Separation Agreement.  In the event of an alleged or threatened breach by Executive of any of the provisions of this Separation Agreement, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof without the posting of bond or other security, in addition to whatever other remedies it may have.

   *     *     *

KEMET CORPORATION

By:	/s/ Per-Olof Loof
Per-Olof Loof
Chief Executive Officer

I have read this Separation Agreement carefully and understand all of its terms.  I understand I have the right to and have been advised and encouraged in writing to obtain the advice of legal counsel prior to signing this Separation Agreement and have been provided time to consider this Separation Agreement before signing it.  I have not been forced or pressured in any manner whatsoever to sign this Separation Agreement, and I agree to all of its terms voluntarily.

SUBSCRIBED AND SWORN
to before me this 13th day
of June, 2008

/s/ KRISTIN HRABE	/s/ DAVID E. GABLE
Notary Public	David E. Gable